Exhibit 16.2

September 18, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Plus Automation, Inc. (“PlusAI”) pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-4 of Churchill Capital Corp IX and PlusAI dated September 18, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ BPM LLP

BPM LLP